Exhibit 5.1

September 16, 2013

B.O.S Better Online Solutions Ltd.
20 Freiman Street
Rishon LeZion 75100
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to B.O.S. Better Online Solutions Ltd., an Israeli company (the "Company"), in connection with the Registration Statement on Form F-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the resale from time to time by YA Global Master SPV Ltd. of up to 122,500 Ordinary Shares of the Company, NIS 80.00 nominal value per share (the "Registrable Shares") as follows: (i) 115,000 ordinary shares which may be issued under a Standby Equity Distribution Agreement, dated as of June 18, 2013, between the Company and YA Global Master SPV Ltd., and (ii) 7,500 ordinary shares issued to YA Global Master SPV Ltd. as payment of commitment fees in connection with the transaction.

In so acting, we have examined such originals or copies of corporate documents and have made such investigation of matters of fact and law as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion, we have relied, without independent investigation, upon statements and certificates or comparable documents of officers and representatives of the Company and upon certificates of public officials. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act of 1933 (the “Act”), we are of the opinion that the Registrable Shares, upon issuance, shall be duly authorized , validly issued, fully paid and nonassessable.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. In addition, we render no opinion in relation to any representation made or given in the Registration Statement.

This opinion is furnished to you solely in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Validity of Securities” in the related Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Amit, Polak Matalon & Co.
Amit, Pollak, Matalon & Co.